Duke
REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FIRST QUARTER 2017 RESULTS

In-Service Occupancy of 97.7 Percent

$278 Million of 76 Percent Pre-Leased Development Starts

23.5 Percent Rent Growth on Leases

2017 Guidance Updated

(INDIANAPOLIS, April 26, 2017) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the first quarter of 2017.

Quarterly Highlights

- Net income per diluted share was $0.20 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.32 for the quarter while Core Funds from Operations ("Core FFO") per diluted share was also $0.32 for the quarter.
- Portfolio operating performance:
  - Total in-service occupancy at March 31, 2017 of 97.7 percent compared to 97.5 percent at December 31, 2016 and 95.7 percent at March 31, 2016
  - In-service occupancy in the bulk distribution portfolio at March 31, 2017 of 97.9 percent compared to 97.7 percent at December 31, 2016 and 95.7 percent at March 31, 2016
  - In-service occupancy in the medical office portfolio of 94.3 percent at March 31, 2017 compared to 95.3 percent at December 31, 2016 and 95.6 percent at March 31, 2016. Medical office occupancy slightly decreased due to

development properties, which were not fully leased, being placed in service in the first quarter.

- Total occupancy, including properties under development, of 95.8 percent at March 31, 2017 compared to 95.6 percent at December 31, 2016 and 94.7 percent at March 31, 2016
- Tenant retention of 84 percent for the quarter
- Same-property net operating income growth of 5.2 percent for the quarter ended March 31, 2017 as compared to the quarter ended March 31, 2016
- Total leasing activity of 5.5 million square feet for the quarter
- Overall rent growth on new and renewal leases of 23.5 percent for the quarter

- Successful execution of capital transactions:
    - Completed $115 million of non-strategic building and land dispositions during the quarter
    - Completed $115 million of acquisitions of five bulk industrial buildings and one medical office property during the quarter

Jim Connor, President and CEO said, "We increased in-service occupancy to 97.7 percent, which exceeded the record-high level of in-service occupancy that was achieved at December 31, 2016. Although we believe we have reached peak occupancy, we expect in-service occupancy to continue at very high levels through the rest of 2017. Same-property net operating income growth continued at a strong pace, increasing by 5.2 percent, while combined rent growth on new second generation leases and renewals totaled 23.5 percent for the quarter."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. The following table reconciles diluted income per common share to diluted FFO per share, as defined by NAREIT, and to diluted Core FFO per share as measured by the company for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31	
	2017	2016
Net income per common share, diluted	**$ 0.20**	$ 0.12
Adjustments:		
Depreciation and amortization	**0.23**	0.22
Gains on depreciable property sales	**(0.10)**	(0.04)
Share of reconciling items from joint ventures	**—**	(0.04)
FFO per share - diluted, as defined by NAREIT	**$ 0.32**	$ 0.26
Adjustments:		
Gains on land sales	—	—
Loss on debt extinguishment	—	—
Land impairment charges	—	0.02
Acquisition-related activity	—	—
Core FFO per share – diluted	**$ 0.32**	$ 0.28

- Net income was $0.20 per diluted share, or $71 million, for the first quarter of 2017 compared to $0.12 per diluted share for the first quarter of 2016. The increase from the first quarter of 2016 was primarily attributable to increased gains on the sale of depreciable properties.

- FFO, as defined by NAREIT, was $0.32 per diluted share for the first quarter of 2017, or $117 million, compared to $0.26 per diluted share for the first quarter of 2016. The increase to FFO, as defined by NAREIT, per diluted share was due to lease buyout income of $9.6 million recognized in the first quarter of 2017 related to one of our few remaining suburban office properties, land impairment charges recognized during the first quarter of 2016, improved operational performance and lower interest expense that resulted from reducing leverage and refinancing higher rate debt throughout 2016, all partially offset by $2.1 million of tax expense related to the lease buyout.

- Core FFO was $0.32 per diluted share, or $115 million, for the first quarter of 2017 compared to $0.28 per diluted share for the first quarter of 2016. Aside from land impairment charges, Core FFO was impacted by the same factors driving the increase in FFO, as defined by NAREIT.

Real Estate Investment Activity

Development

Mr. Connor further stated, "We started $278 million of developments, which were 76 percent pre-leased in total and we finished the quarter with a development pipeline totaling 11.0 million square feet with total expected project costs of $875 million, that was 73 percent pre-leased in total. As reflected in our updated 2017 guidance, we

expect to continue development activities at a robust pace through the rest of 2017 while maintaining a high pre-leasing level."

The first quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $232 million of wholly owned bulk industrial development projects totaling 2.9 million square feet, which were 72 percent pre-leased in total. These wholly owned development starts were comprised of six new industrial developments, which included a 100 percent pre-leased project in Houston totaling one million square feet, a 100 percent pre-leased project in Southern California totaling 477,000 square feet, a 100 percent pre-leased project in Dallas totaling 557,000 square feet and three speculative projects in other markets totaling 803,000 square feet.

- The company also started a wholly owned medical office project during the quarter, totaling 99,000 square feet, which was 100 percent pre-leased.

- Three industrial projects totaling 965,000 square feet, which were 100 percent leased, were placed in service during the quarter. Two medical office projects, totaling 182,000 square feet, which were 67 percent leased in total, were also placed in service during the quarter.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a 251,000 square foot bulk industrial product in Indianapolis, which was 100 percent pre-leased, while another 50 percent-owned joint venture started a 192,000 square foot bulk industrial project in Columbus, which was initially approved as a 26 percent pre-leased project but was subsequently fully pre-leased.

- A 708,000 square foot speculative industrial project in Indianapolis was placed in service during the quarter by a 50 percent-owned joint venture.

Acquisitions

The company acquired four recently completed bulk industrial properties in Southern California, totaling 752,000 square feet. Three of the four properties were 100 percent leased, while one of the four properties was acquired vacant but fully leased shortly after acquisition.

The company also acquired a 100 percent leased, 225,000 square foot, recently completed industrial property in Atlanta and a 100 percent leased 71,000 square foot medical office property.

Building Dispositions

Building dispositions totaled $90 million in the first quarter and included the following:

Wholly Owned Properties

- A five-building portfolio of suburban office properties in Indianapolis, which was 96 percent leased and totaled 548,000 square feet
- A 446,500 square foot, 100 percent leased non-strategic industrial property, which was our sole property in Kansas City

Joint Venture Properties

- A 159,000 square foot non-strategic industrial property in Dallas, which was 100 percent leased

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.19 per share, or $0.76 per share on an annualized basis. The first quarter dividend will be payable on May 31, 2017 to shareholders of record on May 16, 2017.

2017 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company revised its guidance for net income to $0.68 to $0.87 per diluted share from its previous guidance of $0.38 to $0.59 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to $1.23 to $1.33 per diluted share from its previous guidance of $1.18 to $1.30 and also revised its guidance for Core FFO to $1.24 to $1.30 per diluted share from its previous range of $1.21 to $1.27 per diluted share. The company revised its guidance for the range of growth in adjusted funds from operations ("AFFO"), on a share adjusted basis, to a range of 4.7 percent to 10.3 percent from the previous range of 1.9 percent to 7.5 percent.

Key changes to the assumptions underlying this updated guidance are as follows:

- The estimate for acquisitions was increased to a range of $100 million to $150 million from the previous range of $50 million to $100 million;
- The estimate for dispositions was increased to a range of $300 million to $500 million from the previous range of $150 million to $350 million;
- The estimate for development starts was increased to a range of $500 million to $700 million from the previous range of $450 million to $650 million.

More specific assumptions and components of our 2017 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 19 of its March 31, 2017 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 142 million rentable square feet of industrial, medical office and other non core assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, April 27, 2017, at 3:00 p.m. ET to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2016. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,	
	2017	2016
Revenues:		
Rental and related revenue	$217,915	$201,803
General contractor and service fee revenue	9,399	23,151
	227,314	224,954
Expenses:		
Rental expenses	25,271	29,278
Real estate taxes	32,473	29,627
General contractor and other services expenses	7,624	20,920
Depreciation and amortization	81,557	77,798
	146,925	157,623
Other operating activities:		
Equity in earnings of unconsolidated companies	4,749	21,860
Gain on sale of properties	37,046	15,577
Gain on land sales	1,505	130
Other operating expenses	(738)	(1,237)
Impairment charges	(859)	(6,405)
General and administrative expenses	(19,232)	(18,098)
	22,471	11,827
Operating income	102,860	79,158
Other income (expenses):		
Interest and other income, net	533	2,523
Interest expense	(30,505)	(37,730)
Gain on debt extinguishment	25	-
Acquisition-related activity	-	(3)
Income from continuing operations, before income taxes	72,913	43,948
Income tax expense	(2,132)	(343)
Income from continuing operations	70,781	43,605
Discontinued operations:		
Income before gain on sales	-	237
Gain on sale of depreciable properties, net of tax	-	(86)
Income from discontinued operations	-	151
Net income	70,781	43,756
Net income attributable to noncontrolling interests	(581)	(449)
Net income attributable to common shareholders	$70,200	$43,307
Basic net income per common share:		
Continuing operations attributable to common shareholders	$0.20	$0.12
Diluted net income per common share:		
Continuing operations attributable to common shareholders	$0.20	$0.12

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31, 2017	December 31, 2016
Assets		
Real estate investments:		
Real estate assets	$6,592,579	$6,482,155
Construction in progress	441,058	347,193
Investments in and advances to unconsolidated companies	192,709	197,807
Undeveloped land	217,017	237,436
	7,443,363	7,264,591
Accumulated depreciation	(1,325,431)	(1,283,629)
Net real estate investments	6,117,932	5,980,962
Real estate investments and other assets held-for-sale	81,563	51,627
Cash and cash equivalents	13,389	12,639
Accounts receivable, net	19,089	20,373
Straight-line rents receivable, net	116,083	115,922
Receivables on construction contracts, including retentions	5,001	10,441
Deferred leasing and other costs, net	338,733	342,263
Escrow deposits and other assets	266,720	237,775
	$6,958,510	$6,772,002
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$366,238	$383,725
Unsecured debt, net of deferred financing costs	2,477,024	2,476,752
Unsecured line of credit	237,000	48,000
	3,080,262	2,908,477
Liabilities related to real estate investments held-for-sale	2,708	1,661
Construction payables and amounts due subcontractors, including retentions	67,004	53,742
Accrued real estate taxes	69,823	73,190
Accrued interest	28,865	23,633
Other liabilities	168,583	178,186
Tenant security deposits and prepaid rents	43,385	39,820
Total liabilities	3,460,630	3,278,709
Shareholders' equity:		
Common shares	3,556	3,548
Additional paid-in-capital	5,191,389	5,192,011
Accumulated other comprehensive income	426	682
Distributions in excess of net income	(1,728,170)	(1,730,423)
Total shareholders' equity	3,467,201	3,465,818
Noncontrolling interests	30,679	27,475
Total equity	3,497,880	3,493,293
	$6,958,510	$6,772,002

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended March 31
(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$70,200**			**$43,307**		
Less: dividends on participating securities	(542)			(584)		
Net income per common share- basic	**69,658**	**355,282**	**$0.20**	**42,723**	**345,665**	**$0.12**
Add back:						
Noncontrolling interest in earnings of unitholders	652	3,316		438	3,498	
Other potentially dilutive securities	305	2,102		-	511	
Net income attributable to common shareholders- diluted	**$70,615**	**360,700**	**$0.20**	**$43,161**	**349,674**	**$0.12**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$70,200**	**355,282**		**$43,307**	**345,665**	
Adjustments:						
Depreciation and amortization	81,557			77,798		
Company share of joint venture depreciation, amortization and other	2,495			3,639		
Impairment charges - depreciable property	859			-		
Gains on depreciable property sales - wholly owned, discontinued operations	-			86		
Gains on depreciable property sales - wholly owned, continuing operations	(37,046)			(15,577)		
Income tax expense triggered by depreciable property sales	-			343		
Gains on depreciable property sales - joint ventures	(1,798)			(17,942)		
Noncontrolling interest share of adjustments	(427)			(484)		
NAREIT FFO attributable to common shareholders - basic	**115,840**	**355,282**	**$0.33**	**91,170**	**345,665**	**$0.26**
Noncontrolling interest in income of unitholders	652	3,316		438	3,498	
Noncontrolling interest share of adjustments	427			484		
Other potentially dilutive securities		3,163			3,279	
NAREIT FFO attributable to common shareholders - diluted	**$116,919**	**361,761**	**$0.32**	**$92,092**	**352,442**	**$0.26**
Gain on land sales, including share of joint ventures	(1,505)			(130)		
Loss (gain) on debt extinguishment, including share of joint ventures	(25)			1,592		
Land impairment charges	-			6,405		
Acquisition-related activity	-			3		
Core FFO attributable to common shareholders - diluted	**$115,389**	**361,761**	**$0.32**	**$99,962**	**352,442**	**$0.28**
Adjusted FFO						
Core FFO - diluted	$115,389	361,761	$0.32	$99,962	352,442	$0.28
Adjustments:						
Straight-line rental income and expense	(3,319)			(3,711)		
Amortization of above/below market rents and concessions	542			634		
Stock based compensation expense	10,480			10,378		
Noncash interest expense	1,555			1,458		
Second generation tenant improvements	(2,812)			(8,017)		
Second generation leasing commissions	(2,409)			(9,798)		
Building improvements	(1,244)			(521)		
Adjusted FFO - diluted	**$118,182**	**361,761**		**$90,385**	**352,442**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	March 31, 2017	March 31, 2016
Income from continuing operations before income taxes	$72,913	$43,948
Share of same property NOI from unconsolidated joint ventures	4,913	5,269
Income and expense items not allocated to segments	89,616	101,583
Earnings from service operations	(1,775)	(2,231)
Properties not included and other adjustments	(32,901)	(22,361)
Same property NOI	$132,766	$126,208
Percent Change	5.2%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2017 FFO Guidance
(Unaudited)

	Pessimistic	Reprojection	Optimistic
Net income per common share, diluted	**$0.68**	**$0.80**	**$0.87**
Depreciation and gains on sales of depreciated property (including share of joint venture)	0.55	0.49	0.46
FFO per share - diluted, as defined by NAREIT	**$1.23**	**$1.29**	**$1.33**
Gains on land sales	0.00	(0.02)	(0.03)
Other reconciling items	0.01	0.00	0.00
Core FFO per share - diluted	**$1.24**	**$1.27**	**$1.30**